                      MERRILL LYNCH LIFE INSURANCE COMPANY

                GUARANTEED MINIMUM INCOME BENEFIT ("GMIB") RIDER

This Rider is part of the Contract to which it is attached (the "Base Contract") and is subject to all the terms and conditions of the Base Contract. The provisions of this Rider control over any contrary provisions of the Base Contract.

This Rider is available only if, on the GMIB Effective Date, the Owner (and Co-Owner, if any) is not younger than the Minimum Age for GMIB Rider and is not older than the Maximum Age for GMIB Rider. The GMIB Effective Date and the Minimum Age and Maximum Age for the GMIB Rider are shown on the GMIB Rider page of the Contract Schedule ("GMIB Rider Schedule").

If the Owner is a non-natural person, all references to Owner shall mean Annuitant. As described on the GMIB Rider Schedule, restrictions may apply to Owners and Annuitants.

YOU MAY NOT CANCEL THIS RIDER. It can only be terminated as described in the Termination Provision of this Rider.

WAIVER OF CONTRACT PROVISIONS: As described on the GMIB Rider Schedule, certain Contract provisions will be waived while this Rider is in effect.

ALLOCATION GUIDELINES AND RESTRICTIONS: As described on the GMIB Rider Schedule, Allocation Guidelines and Restrictions will apply and We may periodically rebalance Your Account Value while this Rider is in effect.

GUARANTEED MINIMUM INCOME BENEFIT: This Rider provides the option to receive payment of a guaranteed minimum monthly fixed income (the GMIB Amount) during the lifetime of the Annuitant (or Joint Annuitants, if applicable), subject to the CONDITIONS FOR EXERCISING GMIB provision of this Rider.

We determine the GMIB Amount as follows:

      As of the date You exercise GMIB, We determine the GMIB Base. How the GMIB Base is determined and the periods used to calculate the GMIB Base are described on the GMIB Rider Schedule. We deduct any applicable premium taxes from the GMIB Base. We apply the remaining amount to the GMIB Annuity Option Payout Rates for the Annuity Option you select based on the age and sex (where permissible) of the Annuitant (and Joint Annuitant, if applicable). The GMIB Annuity Option Payout Rates are attached to this Rider.

We then apply the Annuity Value attributable to Your interest in Excluded Accounts on the date You exercise GMIB, using the Annuity Option You select, to the current payout rates. We add that amount to the GMIB Amount. If this total monthly income is less than the monthly income determined by applying the Annuity Value to the current payout rates for the Base Contract, We will pay the greater monthly income amount.

Excluded Accounts are shown on the GMIB Rider Schedule.

If there is a change of Annuitant and this Rider continues in effect, the periods used to calculate the GMIB Base may be reduced as described under GMIB BASE on the GMIB Rider Schedule.

CONDITIONS FOR EXERCISING GMIB: In order to receive the GMIB Amount under this Rider you must:

      (1) exercise GMIB during an Exercise Period described on the GMIB Rider Schedule; and

      (2) apply your entire GMIB Base under one of the Annuity Options Available on Exercise of GMIB. The Annuity Options available on exercise of GMIB are listed on the GMIB Rider Schedule and are described in the Base Contract.

 If the Annuitant is changed and on the GMIB Effective Date the new Annuitant was older than the Annuitant used to determine the GMIB Exercise Period immediately prior to the change of Annuitant, We will recalculate the GMIB Exercise Period based on the new Annuitant's age on the GMIB Effective Date.

NO LAPSE GUARANTEE: As described on the GMIB Rider Schedule an automatic exercise of GMIB may be made when the Account Value is reduced to zero.

GMIB CHARGE: The current and maximum GMIB Charge Percentage, how the charge is determined, and when and how it is collected are described on the GMIB Rider Schedule. The current GMIB Charge may change but it will never exceed the maximum GMIB Charge shown on the GMIB Rider Schedule.

TERMINATION: This Rider will terminate upon the earliest of:

      (i) a change of Owner resulting in termination as described under Change of Owner on the GMIB Rider Schedule; or

      (ii) a change of Annuitant resulting in termination as described under Change of Annuitant on the GMIB Rider Schedule; or

      (iii) exercise of GMIB under this Rider; or

      (iv) application of all of the Annuity Value to an Annuity Option on the Annuity Date; or

      (v)   the expiration of the GMIB Exercise Period; or

      (vi) receipt of Due Proof of Death (unless from an Eligible Spousal Beneficiary who continues the Base Contract and qualifies for continuation of this Rider); or

      (vii) termination of the Base Contract.

                                       MERRILL LYNCH LIFE INSURANCE COMPANY

                                       By:           /s/ Lori M. Salvo
                                          --------------------------------------
                                                       Secretary

                      MERRILL LYNCH LIFE INSURANCE COMPANY

                        GMIB ANNUITY OPTION PAYOUT RATES
                AMOUNT OF MONTHLY PAYMENT PER $1000 OF GMIB BASE

Annuity payout rates are based on the Annuity 2000 Table with a 5-year age setback and interest at an annual rate of 2 1/2%. Information for ages not shown will be furnished upon request.

OPTION 1: LIFE ANNUITY

AGE OF
ANNUITANT                                                        FEMALE     MALE
---------                                                        ------     ----
50                                                               3.28       3.49
51                                                               3.33       3.54
52                                                               3.38       3.60
53                                                               3.43       3.66
54                                                               3.49       3.72
55                                                               3.54       3.79
56                                                               3.60       3.86
57                                                               3.66       3.93
58                                                               3.73       4.01
59                                                               3.80       4.09
60                                                               3.87       4.18
61                                                               3.95       4.27
62                                                               4.03       4.37
63                                                               4.12       4.47
64                                                               4.21       4.58
65                                                               4.31       4.69
66                                                               4.41       4.82
67                                                               4.52       4.95
68                                                               4.64       5.09
69                                                               4.77       5.24
70                                                               4.90       5.40
71                                                               5.04       5.57
72                                                               5.20       5.76
73                                                               5.36       5.95
74                                                               5.54       6.16
75                                                               5.73       6.38
76                                                               5.94       6.62
77                                                               6.16       6.87
78                                                               6.40       7.14
79                                                               6.66       7.42
80                                                               6.94       7.73
81                                                               7.24       8.05
82                                                               7.57       8.40
83                                                               7.93       8.78
84                                                               8.31       9.18
85                                                               8.73       9.61

OPTION 2: LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 YEARS

AGE OF
ANNUITANT                                                        FEMALE     MALE
---------                                                        ------     ----
50                                                               3.28       3.47
51                                                               3.32       3.53
52                                                               3.37       3.58
53                                                               3.42       3.64
54                                                               3.47       3.70
55                                                               3.53       3.76
56                                                               3.59       3.83
57                                                               3.65       3.90
58                                                               3.71       3.97
59                                                               3.78       4.05
60                                                               3.85       4.13
61                                                               3.92       4.22
62                                                               4.00       4.31
63                                                               4.08       4.40
64                                                               4.17       4.50
65                                                               4.26       4.61
66                                                               4.36       4.72
67                                                               4.46       4.83
68                                                               4.57       4.95
69                                                               4.68       5.08
70                                                               4.80       5.21
71                                                               4.93       5.35
72                                                               5.07       5.50
73                                                               5.21       5.65
74                                                               5.36       5.80
75                                                               5.51       5.96
76                                                               5.68       6.13
77                                                               5.85       6.30
78                                                               6.03       6.47
79                                                               6.22       6.65
80                                                               6.41       6.82
81                                                               6.61       7.00
82                                                               6.81       7.18
83                                                               7.01       7.36
84                                                               7.21       7.53
85                                                               7.42       7.70

OPTION 3: JOINT AND SURVIVOR LIFE ANNUITY


FEMALE                                            MALE AGE
AGE                         50     55     60     65     70     75     80     85
------                     ----   ----   ----   ----   ----   ----   ----   ----
50                         3.05   3.11   3.16   3.20   3.23   3.25   3.26   3.27
55                         3.15   3.24   3.33   3.40   3.45   3.48   3.51   3.52
60                         3.23   3.37   3.50   3.61   3.70   3.76   3.80   3.83
65                         3.31   3.49   3.66   3.83   3.98   4.09   4.18   4.23
70                         3.37   3.58   3.81   4.05   4.28   4.48   4.63   4.74
75                         3.41   3.65   3.93   4.25   4.58   4.90   5.17   5.38
80                         3.44   3.70   4.03   4.41   4.84   5.31   5.76   6.15
85                         3.46   3.74   4.09   4.52   5.05   5.67   6.34   6.99

OPTION 4: JOINT AND SURVIVOR LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 YEARS

FEMALE                                            MALE AGE
AGE                         50     55     60     65     70     75     80     85
------                     ----   ----   ----   ----   ----   ----   ----   ----
50                         3.05   3.11   3.16   3.20   3.23   3.25   3.26   3.27
55                         3.15   3.24   3.33   3.40   3.45   3.48   3.50   3.52
60                         3.23   3.37   3.50   3.61   3.70   3.76   3.80   3.82
65                         3.31   3.48   3.66   3.83   3.98   4.09   4.17   4.21
70                         3.36   3.58   3.81   4.05   4.27   4.47   4.61   4.71
75                         3.41   3.65   3.93   4.24   4.56   4.87   5.12   5.31
80                         3.44   3.70   4.02   4.39   4.82   5.26   5.67   5.99
85                         3.45   3.73   4.08   4.50   5.01   5.58   6.15   6.66

                                          Contract Number:          [%999999999]

GMIB RIDER SCHEDULE
GMIB EFFECTIVE DATE:                    [October 1, 2006]

MINIMUM AGE FOR GMIB RIDER:             [45]

MAXIMUM AGE FOR GMIB RIDER:             [65]

RESTRICTIONS ON OWNERS:

      [Only spouses may be Co-Owners. If there are Co-Owners, they also must be Joint Annuitants. If the Owner is a non-natural person, a Co-Owner is not permitted.]

RESTRICTIONS ON ANNUITANTS:

      [If the Owner is an individual natural person, then the Annuitant must be the Owner. Only spouses may be Joint Annuitants.]

WAIVER OF CONTRACT PROVISIONS:

      The following Contract Provisions are waived while the No Lapse Guarantee for this Rider is in effect:

            [1] [the Inactive Contract provision in the General Provisions section of the Base Contract; and]

            [2] [the Minimum Surrender Value after a partial withdrawal requirement in the WITHDRAWALS section of the Contract Schedule, except if You request a withdrawal that causes the No Lapse Guarantee Withdrawal Limit (as described in the NO LAPSE GUARANTEE section of this GMIB Rider Schedule) to be exceeded.]

ALLOCATION GUIDELINES AND RESTRICTIONS:

      Unless You agree to participate in another investment program which We may make available to satisfy the Allocation Guidelines and Restrictions, You must participate in a [quarterly] Rebalancing Program and provide Us with written instructions that comply with the following:

            (1) You must allocate at least [40]%, but not more than [70]% of Your total allocations among [subaccounts] in the following Investment Categories:

                              [Large Cap]
                              [Mid Cap]
                              [Small Cap]
                              [International]

            (2) You must allocate no more than [40]% of Your total allocations among the following Investment Categories:

                              [Small Cap]
                              [International]
                              [Alternative]
                              [Money Market]

            (3) You must allocate the remaining amounts among the other Investment Categories so Your total allocations equal 100%.

                                          Contract Number:          [%999999999]

            (4) You must choose a periodic Rebalancing Date [from the 1st through the 28th day of the month.]

            (5) You must schedule Your first Rebalancing Date to begin within [95] days from the GMIB Effective Date.

            (6) You agree to furnish new allocation instructions that comply with (1) - (3) above prior to any future closure or elimination of a [subaccount] in which You are invested.

      You may request to change Your instructions while this Rider is in effect provided that each request complies with (1) - (4) above.

      On a GMIB Effective Date following the Contract Date and each [quarterly] Rebalancing Date thereafter, We will automatically reallocate Your [Account Value] to maintain the percentage allocation among the [subaccounts] that You have selected.

      You must allocate any additional Premiums in accordance with the [subaccounts] and percentages You have selected.

      You may request to transfer among [subaccounts] while this Rider is in effect provided that each request results in an allocation of Your [Account Value] that complies with (1) and (2) above as of the end of the last Valuation Period preceding receipt of Your request.

      Only pro-rata withdrawal requests affecting all [subaccounts] in which You are invested will be accepted while this Rider is in effect.

      [We reserve the right to impose additional limitations on Your ability to allocate to or make transfers involving any designated [subaccounts] made available in the future.]

GMIB BASE:

      THE GMIB BASE IS USED SOLELY TO DETERMINE THE GUARANTEED MINIMUM INCOME BENEFIT AND DOES NOT ESTABLISH OR GUARANTEE A CONTRACT VALUE, CASH VALUE, MINIMUM DEATH BENEFIT OR MINIMUM RETURN FOR ANY INVESTMENT OPTION.

      The GMIB BASE is equal to the greater of the GMIB Maximum Anniversary Value (MAV) Base and the GMIB Roll-Up Base.

      GMIB MAV BASE: The GMIB MAV Base is equal to the greatest of the anniversary values.

      An anniversary value is equal to (a) plus (b) minus (c), but not less than zero, where:

            (a) is the Contract Value less the value of any amounts in Excluded Accounts on the GMIB Effective Date or on a subsequent Contract Anniversary;

            (b) is the sum of all Additional Premiums allocated to, and all amounts transferred into, any [subaccounts] other than Excluded Accounts, since that date; and

            (c) is the sum of all "adjusted" withdrawals from, and all amounts transferred from, any [subaccounts] other than Excluded Accounts, since that date.

                                          Contract Number:          [%999999999]

      We will calculate an anniversary value on the GMIB Effective Date and on each Contract Anniversary thereafter through the earlier of the GMIB MAV Base Limitation Date and the date You exercise GMIB.

      Each "adjusted" withdrawal is equal to the amount of such withdrawal from any [subaccounts] other than Excluded Accounts multiplied by (a) and divided by (b), where:

            (a)   is the GMIB MAV Base immediately prior to the withdrawal; and

            (b) is the [Account Value] less any amounts in Excluded Accounts immediately prior to the withdrawal.

      The GMIB MAV BASE LIMITATION DATE is [the Contract Anniversary on or following the oldest Annuitant's [85th] birthday.]

      If there is a change of Annuitant and this Rider continues in effect, the GMIB MAV Base Limitation Date will be reset based on the new Annuitant's age if the following conditions apply:

            (i) on the GMIB Effective Date the new Annuitant was older than the Annuitant whose age was used to determine the GMIB MAV Base Limitation Date immediately prior to the change of Annuitant; and

            (ii) the GMIB MAV Base Limitation Date immediately prior to the change of Annuitant is later than the date of the change of Annuitant.

      The GMIB MAV Base Limitation Date will not be reset to a date which is earlier than the date of the change of Annuitant.

      GMIB ROLL-UP BASE: The GMIB Roll-Up Base is equal to (a) plus (b) minus
      (c), but not less than zero, where:

            (a) is the Contract Value on the GMIB Effective Date [plus any Additional Premium received prior to the earlier of the first withdrawal and the first Quarterversary following the GMIB Effective Date], allocated to any [subaccounts] other than Excluded Accounts, with interest compounded daily from the GMIB Effective Date at an annual rate of [5]%; and

            (b) is the sum of all Additional Premiums [received on or after the earlier of the first withdrawal and the first Quarterversary following the GMIB Effective Date], allocated to any [subaccounts] other than Excluded Accounts, plus all amounts transferred into any [subaccounts] other than Excluded Accounts, with interest compounded daily from the Contract Anniversary on or following the effective date of each Additional Premium payment or transfer at an annual rate of [5]%; and

            (c) is the sum of all "adjusted" withdrawals from, and all amounts transferred from, any [subaccounts] other than Excluded Accounts, with interest compounded daily from the Contract Anniversary on or following the effective date of each withdrawal or transfer at an annual rate of [5]%.

      Each "adjusted" withdrawal is equal to the amount of such withdrawal from any [subaccounts], other than Excluded Accounts, multiplied by an adjustment factor:

                                          Contract Number:          [%999999999]

            (1) if the total of all withdrawals from any [subaccounts], other than Excluded Accounts, during the Contract Year, including the amount of the requested withdrawal, is less than or equal to [5]% times GMIB Roll-Up Base attributable to the beginning of the Contract Year, the adjustment factor is 1.0; or

            (2) if the total of all withdrawals from any [subaccounts], other than Excluded Accounts, during the Contract Year, including the amount of the requested withdrawal, is greater than [5]% times GMIB Roll-Up Base attributable to the beginning of the Contract Year, the adjustment factor is (a) divided by (b) where:

                     (a) is GMIB Roll-Up Base immediately prior to such withdrawal; and

                     (b) is the [Account Value] less any amounts in Excluded Accounts, immediately prior to such withdrawal.

            [REQUIRED MINIMUM DISTRIBUTION (RMD): If You are required to take withdrawals from Your Contract to satisfy the RMD rules under
            Section 401(a)(9) of the Internal Revenue Code You must notify Us in writing.

            If We receive such written notification and if We determine that the RMD for Your Contract is greater than [5]% times GMIB Roll-Up Base attributable to the beginning of the Contract Year, then the adjustment factor is 1.0 for any such withdrawal provided the total of all withdrawals from any [subaccounts], other than Excluded Accounts, during the Contract Year, including the amount of the requested withdrawal, does not exceed the RMD for Your Contract.]

      For purposes of compounding interest in GMIB Roll-Up Base above, such interest shall accrue until the earlier of the GMIB Roll-Up Base Limitation Date or the date You exercise GMIB. No interest shall accrue thereafter.

      The GMIB ROLL-UP BASE LIMITATION DATE is [the Contract Anniversary on or following the oldest Annuitant's [85th] birthday.]

      If there is a change of Annuitant and this Rider continues in effect, the GMIB Roll-Up Base Limitation Date will be reset based on the new Annuitant's age if the following conditions apply:

            (i) on the GMIB Effective Date the new Annuitant was older than the Annuitant whose age was used to determine the GMIB Roll-Up Base Limitation Date immediately prior to the change of Annuitant; and

            (ii) the GMIB Roll-Up Base Limitation Date immediately prior to the change of Annuitant is later than the date of the change of Annuitant.

      The GMIB Roll-Up Base Limitation Date will not be reset to a date which is earlier than the date of the change of Annuitant.

                                          Contract Number:          [%999999999]

[OPTIONAL RESET:

      On each Contract Anniversary up to and including the Contract Anniversary on or following the oldest Annuitant's [75th] Birthday, the Owner can request that the GMIB Roll-Up Base be reset on such Anniversary to equal the Contract Value less any amounts in Excluded Accounts. Upon each such reset, the First Exercise Anniversary Date will also be redetermined as noted below. The Owner's request must be by written notification to Our Service Center and must be received no later than [30] days following such Anniversary.]

GMIB EXERCISE PERIOD:

      You may exercise GMIB on or during the [30] day period following each Contract Anniversary beginning with the First Exercise Anniversary Date and ending with the Last Exercise Anniversary Date.

      FIRST EXERCISE ANNIVERSARY DATE:

            The [10th] Contract Anniversary following [the later of] the GMIB Effective Date [or the effective date of any Optional Reset].

      LAST EXERCISE ANNIVERSARY DATE:          [October 1, 2031]

            The Contract Anniversary on or following the oldest Annuitant's [85th] birthday.

      LAST EXERCISE DATE:          [October 31, 2031]

            The [30th] day following the Last Exercise Anniversary Date.

      ANNUITY OPTIONS AVAILABLE ON EXERCISE OF GMIB:

            [Life Annuity]
            [Joint and Survivor Life Annuity]
            [Life Annuity with Payments Guaranteed for 10 Years]
            [Joint and Survivor Life Annuity with Payments Guaranteed for 10 Years]

EXCLUDED ACCOUNTS:

      [None]

      We reserve the right to add or delete a [subaccount] from the list of Excluded Accounts if such [subaccount] is added or deleted as an investment option.

CHANGE OF ANNUITANT:

      If there is a change of Annuitant, this Rider will terminate unless the Annuitant is changed under any of the circumstances described below:

            [(1)] [the Annuitant is changed to a person who was not younger than the Minimum Age for GMIB Rider nor older than the Maximum Age for GMIB Rider on the GMIB Effective Date; or]

            [(2)] [the Annuitant is changed to an Eligible Spousal Beneficiary who was not younger than the Minimum Age for GMIB Rider on the [Spousal Continuation Date].]

                                          Contract Number:          [%999999999]

      If there is a change of Annuitant, this Rider will terminate if the recalculated Last Exercise Date is earlier than the date of the change of Annuitant.

CHANGE OF OWNER:

      If there is a change of Owner or an assignment of this Contract (in states where applicable), this Rider will terminate unless the Owner is changed under any of the circumstances described below:

            [(1)] [a spouse of the current Owner is added as an Owner and was not younger than the Minimum Age for GMIB Rider nor older than the Maximum Age for GMIB Rider on the GMIB Effective Date; or]

            [(2)  [a spouse of the current Owner is removed as an Owner; or]

            [(3)] [as the result of the creation or termination of a trust, the life (or lives) upon which payment of the GMIB Amount is based has not changed; or]

            [(4)] [an Eligible Spousal Beneficiary becomes the Owner and was not younger than the Minimum Age for GMIB Rider on the [Spousal Continuation Date].]

NO LAPSE GUARANTEE:

      Provided that the sum of all withdrawals from [subaccounts] other than Excluded Accounts has not exceeded the No Lapse Guarantee Withdrawal Limit (described below) during each Contract Year following the GMIB Effective Date [prior to the First Exercise Anniversary Date], the following will occur on any date the Account Value is reduced to zero:

            (1) an Annuity Date no earlier than the next Contract Anniversary will be set; and

            (2) the GMIB Base less any applicable premium taxes as of such date will be applied to the GMIB Annuity Option Payout Rates for the Annuity Option You select based on the age and sex (where permissible) of the Annuitant; and

            (3)   all riders attached to the Base Contract will terminate.

      Any withdrawal which causes total withdrawals in any Contract Year to exceed the No Lapse Guarantee Withdrawal Limit will irrevocably terminate the No Lapse Guarantee.

      NO LAPSE GUARANTEE WITHDRAWAL LIMIT: For each Contract Year, the No Lapse Guarantee Withdrawal Limit is [5]% of the GMIB Roll-Up Base attributable to the beginning of the Contract Year.

      [If We receive written notification that You are required to take withdrawals from Your Contract to satisfy the RMD rules under Section 401(a)(9) of the Internal Revenue Code and if We determine that the RMD for Your Contract exceeds [5]% times GMIB Roll-Up Base attributable to the beginning of the Contract Year, the No Lapse Guarantee Withdrawal Limit will be extended to such RMD amount.]

GMIB CHARGE:

                                          Current               Maximum
                                          -------               -------
      GMIB Charge Percentage:             [0.65]% annually      [1.20]% annually

                                          Contract Number:          [%999999999]

      [The GMIB Charge is calculated on each Monthaversary as follows:

            (i)   the GMIB Base is determined on the Monthaversary;

            (ii)  that amount is multiplied by the current GMIB Charge
                  Percentage;

            (iii) the resulting amount is divided by 12.

      The sum of the GMIB Charges calculated on each of the three preceding Monthaversaries is deducted from the Contract Value on each Quarterversary.

      If the Contract Date falls on the 29th, 30th or 31st, We will use the last day of the month for any month that does not have a corresponding Monthaversary or Quarterversary for purposes of calculating and deducting GMIB Charges.

      If the GMIB Rider is terminated other than on a Quarterversary, We will deduct from the Contract Value the pro-rata portion of any GMIB Charges calculated on any prior Monthaversary but not yet collected.]

      [The GMIB Charge is deducted from each [subaccount] in the ratio of Your interest in each [subaccount] to Your [Account Value] on the date the charge is collected.]

      The [Contract Value and] Surrender Value [are] reduced by any GMIB Charges calculated but not yet collected.

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